Exhibit 99.17

[FORM OF PROXYCARD]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize solicitation expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-866-615-7868, or go to website: https://vote.proxyvote.com

3. Follow the recorded or on-screen directions.

4. You do not need to mail your Proxy Card when you vote by phone, or Internet.

Please detach at perforation before mailing.

PROXY	THE HARTFORD INCOME ALLOCATION FUND PROXY FOR THE SPECIAL JOINT MEETING OF SHAREHOLDERS TO BE HELD ON [SEPTEMBER 9], 2009	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE HARTFORD MUTUAL FUNDS, INC. ON BEHALF OF THE HARTFORD INCOME ALLOCATION FUND. The undersigned appoints Tamara Fagely, Edward Macdonald and Alice Pellegrino or each of them separately with power to act without the other and with the right of substitution in each, the proxies of the undersigned (the “Proxies”), to vote, as designated herein, all shares of The Hartford Income Allocation Fund (the “Fund”) held by the undersigned on [June 22], 2009 at a Special Meeting of Shareholders (the “Meeting”) to be held at the offices of Hartford Investment Financial Services, LLC (“HIFSCO”), 200 Hopmeadow Street, Simsbury, Connecticut, on [September 9], 2009 at [9:00] a.m., Eastern Time, and at any adjournments or postponements thereof, upon the matters on the reverse as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement, with all powers the undersigned would possess if present in person.

By executing this proxy, the undersigned revokes all previous proxies with respect to the Meeting and acknowledges receipt of the Notice of Special Joint Meeting of Shareholders and Proxy Statement. This proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Fund or by executing a superceding proxy.

VOTE VIA THE TELEPHONE: 1-866-615-7868
VOTE VIA THE INTERNET: www.proxyvote.com
999 9999 9999 999

Note: Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee or guardian, please provide full title as such. If a corporation, please sign in full corporate name by authorized person. If signing for a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

____________________________________________________, 2009
Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting. If you wish to vote in accordance with the recommendation of the Board of Directors, simply sign and date this Proxy Card and return it in the envelope provided.

PLEASE MARK VOTES AS IN THIS EXAMPLE:

1.

To approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Income Allocation Fund by the Acquiring Fund solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Income Allocation Fund;

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To transact such other additional matters as may properly come before the Meeting.

Not Applicable

PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THANK YOU!